EX-35.3
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


MortgageIT Securities Corporation
33 Maiden Lane
New York, NY 10038


RE: Annual Statement as to Compliance for Deutsche Alt-A Securities Mortgage
    Loan Trust, Series 2007-OA3

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and Securities Administrator during the Reporting Period under the Pooling and Servicing Agreement has been made under my supervision; and

(b) to the best of my knowledge, based on such review, except as otherwise provided on Schedule A hereto, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period


March 1, 2008
/s/ Kristen Ann Cronin
KRISTEN ANN CRONIN
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A
List of Exceptions for Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-OA3

Payment/Distribution Calculation Errors:

This deal experienced non-systemic administrative issues during the reporting year that resulted in incorrect calculations of distributions to certificate holders for one or more payment cycles. The instances were subsequently corrected and remittance reports and payments to holders were revised to reflect the correct distributions.